Registration No. ____________

                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                           FORM S-8
                      REGISTRATION STATEMENT
                             UNDER
                     THE SECURITIES ACT OF 1933


             STRUCTURAL DYNAMICS RESEARCH CORPORATION
      (Exact name of issuer as specified in its Charter)


Ohio                                      31-0733928
(State of Incorporation)  (I.R.S. Employer Identification No.)

2000 Eastman Drive, Milford, Ohio             45150
(Address of Principal Executive Offices)     (Zip Code)


            STRUCTURAL DYNAMICS RESEARCH CORPORATION
             1994 LONG-TERM STOCK INCENTIVE PLAN

                  (Full Title of the Plan)


                John A. Mongelluzzo, Esq.
       Vice President, Secretary and General Counsel
           Structural Dynamics Research Corporation
                  2000 Eastman Drive
                 Milford, Ohio  45202
                    (513) 576-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                               Copy To:

                    Charles F. Hertlein, Jr., Esq.
                           Dinsmore and Shohl
                          1900 Chemed Center
                         255 East Fifth Street
                       Cincinnati, Ohio  45202

                       CALCULATION OF REGISTRATION FEE

Title of Securities Amount to     Proposed Maximum Proposed Maximum Amount of
to be Registered    be Registered Offering Price   Offering Price   Registration                                  Per Share
                                                                    Fee
Common Stock,       1,148,405      $9.50*          $10,909,848      $3763.00
no par value

Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement

* Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of Structural Dynamics Research Corporation on the Nasdaq National Market on April 11, 1995, a date within 5 days of the date on which this Registration Statement is filed.
                          PART I

     INFORMATION REQUESTED IN THE SECTION 10(a) PROSPECTUS

   The information specified in Part I of Form S-8 is set forth in a single document, entitled "Prospectus," which constitutes a part of the Section 10(a) Prospectus to which this Registration
Statement relates but which is not filed herewith.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

   Structural Dynamics Research Corporation (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1994.

      (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, which Registration Statement became effective on September 29, 1987.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Dinsmore and Shohl, Cincinnati, Ohio. John E. McDowell, a partner of Dinsmore and Shohl, is a director of the Registrant. As of February 27, 1995, partners of Dinsmore and Shohl and attorneys employed thereby, together with their immediate families beneficially owned approximately 67,060 shares of the Registrant's Common Stock and held options to purchase an additional 43,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

   The Registrant's Code of Regulations provides that the Registrant shall indemnify each director and each officer of the Registrant, and each person employed by the Registrant who serves at the written request of the Chairman of the Board of the Registrant as a director, trustee, or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the full extent permitted by Ohio law. The Code of Regulations also provides that the Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

     In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interest of the corporation).

    In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.   Exhibits.


Exhibit No.                Description
5, 23 (a)       Opinion of Dinsmore and Shohl as to the
                legality of the securities being registered.

4(a)            Structural Dynamics Research Corporation 1994
                Long-Term Stock Incentive Plan                   *

23(a) Consent of Price Waterhouse, LLP independent public accountants

24              Power of Attorney                               **

* Incorporated by reference to definitive copies of this document previously filed with Securities and Exchange Commission as an exhibit to the Company's 1994 Proxy Statement

**  Contained herein on the signature page

Item 9.   Undertakings.

          A.   The undersigned registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                       SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on April 17, 1995.

STRUCTURAL DYNAMICS RESEARCH CORPORATION



By: /s/ Jeffrey J. Vorholt
    Jeffrey J. Vorholt
    Chief Financial Officer



                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Mongelluzzo, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature               Title                 Date

/s/ Albert F. Peter  President and Chief    April 17, 1995
Albert F. Peter      Executive Officer
                     (Principal Executive
                     Officer); Director

/s/ Jeffrey J. Vorholt Chief Financial     April 17, 1995
Jeffrey J. Vorholt     Officer (Principal
                       Financial and
                       Accounting Officer)


DIRECTORS:


/s/ William P. Conlin
William P. Conlin                           April 17, 1995

/s/ Robert P. Henderson                     April 17, 1995
Robert P. Henderson

/s/ Ted H. McCourtney                       April 17, 1995
Ted H. McCourtney

/s/ John E. McDowell                        April 17, 1995
John E. McDowell

/s/ James W. Nethercott                     April 17, 1995
James W. Nethercott

/s/ Gilbert R. Whitaker, Jr.                April 17, 1995
Gilbert R. Whitaker, Jr.

                          INDEX TO EXHIBITS



Exhibit No.             Description                    Page
5, 23 (a)      Opinion of Dinsmore and Shohl
               as to the legality of the
               securities being registered.

4(a)           Structural Dynamics Research             *
               Corporation, 1994 Long-Term
               Stock Incentive Plan

23(a)          Consent of Price Waterhouse,
               independent certified public
               accountants

24             Power of Attorney                       **


* Incorporated by reference to definitive copies of this document previously filed with Securities and Exchange Commission.

**  Contained herein on the signature page
                                                 Exhibit 23(a)

             Consent of Independent Accountants

The Board of Directors
Structural Dynamics Research Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1995, which appears on page 32 of the 1994 Annual Report to Shareholders of Structural Dynamics Research Corporation, which is incorporated by reference in Structural Dynamics Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule and our report dated March 24, 1995 on the financial statements of SDRC Software and Services GmbH, which appear in item 14 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Cincinnati, Ohio
April 17, 1995



Exhibit 23(a)

       (513) 977-8315
     Charles F. Hertlein, Jr.


                           April 18, 1995


Structural Dynamics Research Corporation
2000 Eastman Drive
Milford, Ohio  45150

Gentlemen:

  This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Structural Dynamics Research Corporation (the "Company") with the Securities and Exchange Commission, under which up to 1,148,405 shares of the Company's Common Stock without par value ("Common Stock") are to be registered for issuance pursuant to the Structural Dynamics Research Corporation 1994 Long-Term Stock Incentive Plan (the "Plan").

  We hereby consent to the filing of this opinion as Exhibits 5 and 23(a) to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations and the record of proceedings of the directors of the Company.

  Based upon the foregoing, we are of the opinion that:

  1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

  2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 1,148,405 shares of the Common Stock to be issued pursuant to the Plan shall have been issued upon the terms set forth in the Plan and as described in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                           Very truly yours,

                           DINSMORE & SHOHL

                           /s/ Charles F. Hertlein, Jr.

                           Charles F. Hertlein, Jr.